Exhibit 4.1

PUBLIC OFFERING SUBSCRIPTION AGREEMENT

CLASS A UNITS OF SERIES [________], A SERIES

OF

MCQUEEN LABS SERIES, LLC

This Subscription Agreement relates to my/our agreement to purchase [________] Class A Units of [___________________] series of McQueen Labs Series, LLC (the “Units” and each a “Unit”), to be issued by the applicable series of McQueen Labs Series, LLC, a Delaware protected series limited liability company (the “Company”), for a purchase price of $20.00 per Unit, for a total purchase price of $[___________] (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the final offering circular for the sale of the Units, dated [____], 2024 contained in the offering statement on Form 1-A declared “qualified” by the Securities and Exchange Commission (the “SEC”) on [____], 2024 (the “Offering Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

Simultaneously with or subsequent to the execution and delivery hereof, I have an account with www.mcqmarkets.com (the “McQueen Platform”) which is the online subscription processing platform of the Company. I am authorizing North Capital Inc. as an escrow agent (the “Escrow Agent”) to hold funds, in the escrow account (the “Escrow Account”) and once the minimum offering amount set forth in the Series Offering Table in the Offering Circular, (the “Minimum Offering Amount”) for the applicable series offering is reached, to debit funds equal to the amount of the Subscription Price from the Escrow Account. I understand that if I wish to purchase Units, I must complete this Subscription Agreement and make payment of the Subscription Price in the form of ACH debit, credit card, wire transfer, through my account on the McQueen Platform, or an alternative payment method as specified by the Company,   into the Escrow Account at the time of the execution and delivery of this Subscription Agreement.

The Escrow Account will be maintained by the Escrow Agent. In the event that the applicable series offering does not reach the applicable Minimum Offering Amount or is terminated prior to the acceptance of my subscription for the Units, then the Units will not be sold to me and all funds will be returned to me from escrow without interest or deduction. If any portion of the Units is not sold to me, any funds paid by me for such portion of the Units will be returned in full, without interest or deduction.

In order to induce the Company to accept this Subscription Agreement for the Units and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership

☐ Individual ☐ Joint ☐ Institution

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner:	Joint-Owner/Minor: (If applicable.)

Name:	Name:

Social Security/Tax ID Number:	Social Security/Tax ID Number:

Street Address:	Street Address:

City:	City:

State:	State:

Postal Code:	Postal Code:

Country:	Country:

Phone Number:	Phone Number:

Email Address:	Email Address:

3. Investor Eligibility Certifications

I understand that to purchase Units, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Act”), or, unless the securities issued in the offering initially trade on a national securities exchange, I must limit my investment in the Units to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

I hereby represent and warrant that I meet the qualifications to purchase Units because:

☐ Either (i) the aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater or (ii) the aggregate purchase price for the Units I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater.

☐ I am an accredited investor and have completed the accredited investor certification attached as Exhibit A hereto.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds in the Escrow Account will be returned in full, without interest or deduction.

5. I have received the Offering Circular.

6. I accept the terms of the Certificate of Formation of the Company and the Certificate of Registered Series of the applicable series.

7. I am purchasing the Units for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

9. THE COMPANY HAS ENGAGED RIALTO MARKETS LLC (“RIALTO”), A DELAWARE LIMITED LIABILITY COMPANY AND MEMBER OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”), AS THE BROKER DEALER OF RECORD OF EACH SERIES OFFERING AND HAS AGREED TO PAY RIALTO A FEE EQUAL TO 0.25% OF THE AGGREGATE AMOUNT RAISED BY THE COMPANY IN EACH SERIES OFFERING.

10. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Subscription Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored by and accessible from the McQueen Platform. You and the Company each hereby consent and agree that electronically signing this Subscription Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

11. Delivery Instructions. On closing you will receive a notice of your holdings from the McQueen Platform and your Units will be retained in the McQueen Platform.

12. Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT BUT NOT INCLUDING CLAIMS UNDER THE FEDERAL SECURITIES LAWS) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS WAIVER, THE SUBSCRIBER IS NOT DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber:	Issuer:

/s/
Name:	Name:	Curtis D. Hopkins
Email:	Company:	MCQUEEN LABS SERIES, LLC
Date:	Title:	Chief Executive Officer

EXHIBIT A

ACCREDITED INVESTOR CERTIFICATION

Representation as to Accredited Investor Status. Please initial each Section applicable to you as an investor in the applicable series of the Company and sign below.

(a)	Accredited Investor. Rule 501(a) of Regulation D defines an “accredited investor” as any person who comes within any of the following categories, or whom the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(i)	Natural Persons

(1)	_____ I certify that I am an accredited investor because I had individual income in excess of $200,000 in each of the two most recent years or joint income with my or spousal equivalent in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year.

(2)	_____ I certify that I am an accredited investor because my individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating net worth under this paragraph my primary residence is not included as an asset; indebtedness that is secured by my primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, is not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by my primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities is included as a liability.

(3)	_____ I certify that I am an accredited investor because I am a director or executive officer of the Company.

(4)	_____ I certify that I am an accredited investor because I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

(ii)	Entities

(1)	_____ The undersigned hereby certifies that all of the beneficial equity owners of the undersigned qualify as accredited individual investors under Sections 4(a)(i)(1) and 4(a)(i)(2) above.

(2)	_____ The undersigned is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

(3)	_____ The undersigned is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended.

(4)	_____ The undersigned is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

(5)	_____ The undersigned is an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”).

(6)	_____ The undersigned is an insurance company as defined in section 2(a)(13) of the Securities Act.

(7)	_____ The undersigned is an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act.

(8)	_____ The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

(9)	_____ The undersigned is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

(10)	_____ The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

(11)	_____ The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and (check one or more, as applicable):

(A)	the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

(B)	the employee benefit plan has total assets in excess of $5,000,000; or

(C)	the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein.

(12)	_____ The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

(13)	The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered and is one or more of the following (check one or more, as appropriate):

(A)	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

(B)	corporation,

(C)	Massachusetts or similar business trust,

(D)	partnership, or

(E)	limited liability company.

(14)	_____ The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities offered.

(15)	_____ The undersigned is an entity, of a type not listed in Sections 4(a)(ii)(1) through 4(a)(ii)(14), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

(16)	_____ The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1): (A) with assets under management in excess of $5,000,000, (B) that is not formed for the specific purpose of acquiring the securities offered, and (C) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

(17)

_____ The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in Section 4(a)(ii)(16) above and whose prospective investment in the issuer is directed by such family office pursuant to clause (C) of Section 4(a)(ii)(16) above.

_____ I do not qualify under any of the investor categories set forth above.

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of a person’s primary home).

In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

SIGNATURE:

(Signature of subscriber or authorized officer)

Name:_________________________________________

Entity Name (if applicable): _______________________

Title (if applicable): ______________________________

Email Address:__________________________________

Mailing Address: ________________________________

_______________________________________________

Phone: ________________________________________